UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2012

LBI MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-110122	05-0584918
(Commission File Number)	(IRS Employer Identification No.)

1845 West Empire Avenue Burbank, California	91504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 563-5722

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 13, 2012, the Boards of Directors (the “Boards”) of each of Liberman Broadcasting, Inc. (“Liberman Broadcasting”), LBI Media Holdings, Inc. (“Holdings”) and LBI Media, Inc. (“Media”, and together with Liberman Broadcasting and Holdings, the “Liberman Entities”) approved forms of indemnification agreements (the “Indemnification Agreement”) and respectively authorized each Liberman Entity to enter into the applicable Indemnification Agreement with each of the entities’ respective current and future directors and executive officers (each, an “Indemnitee”). Each of the Boards determined that such Indemnification Agreements are necessary to attract and retain qualified directors and officers to serve the best interest of the applicable Liberman Entity and its respective stockholders.

Under the Indemnification Agreements, and subject to the terms and conditions set forth therein, each Indemnitee is, subject to certain exceptions, entitled to be indemnified against all reasonable fees, costs and expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by or on behalf of such Indemnitee in connection with any claims, proceedings or other actions brought against the Indemnitee as a result of such Indemnitee’s service to the applicable Liberman Entity to the fullest extent permitted by applicable law. Additionally, the Indemnification Agreements also entitle each Indemnitee to the advancement by the applicable Liberman Entity of expenses incurred by such Indemnitee in connection with any claim, proceeding or other action in advance of the final adjudication of any such claim, proceeding or other action, provided that, if required by applicable corporate laws, the Indemnitee agrees to reimburse the applicable Liberman Entity for all such advances if it shall ultimately be determined that the Indemnitee is not entitled to indemnification.

The foregoing description of the Indemnification Agreements is qualified by reference to the full text of the forms of Indemnification Agreements, which agreements are attached as Exhibit 10.1 and Exhibit 10.2 to this Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2012, Bruce A. Karsh submitted a letter of resignation to Liberman Broadcasting resigning as a member of the Board of each Liberman Entity, effective as of the same date. Mr. Karsh had been designated as a member of the Boards of the Liberman Entities by investment funds managed by affiliates of Oaktree Capital Management, L.P. (“Oaktree”). Mr. Karsh resigned from the Boards of the Liberman Entities as a result of Oaktree’s equity ownership and anticipated involvement in the Tribune Company (“Tribune”) following Tribune’s expected emergence from bankruptcy reorganization and related Federal Communications Commission regulations. Mr. Karsh’s resignation was not the result of any dispute or disagreement with the Liberman Entities or any of their respective Boards on any matter relating to the operations, policies or practices of the companies.

In connection with Mr. Karsh’s resignation, Oaktree and the Company have acknowledged that Oaktree no longer has the right to designate a member of the Board of Liberman Broadcasting or its subsidiaries.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement.

10.2	Form of Indemnification Agreement (Terence M. O’Toole).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, LBI Media Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Burbank, State of California, on July 13, 2012.

LBI MEDIA HOLDINGS, INC.

By:	/s/ Blima Tuller
Blima Tuller
Chief Financial Officer